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
        TRUST                                FUND NAME                         CUSIP            ISSUER/ SECURITY DESCRIPTION
---------------------  ----------------------------------------------------  ---------  --------------------------------------------
Excelsior Tax-Exempt Fds Excelsior Intermediate-Term Tax-Exempt Fund        118217AP3 Buckeye Ohio Tobacco Settlement 5.125%
                                                                                        6/1/2024
Excelsior Tax-Exempt Fds Excelsior Intermediate-Term Tax-Exempt Fund        745235ZL8 Puerto Rico Public Bldgs Auth 5.75% 7/1/2017
Excelsior Tax-Exempt Fds Excelsior New York Intermediate-Term Tax-Exempt Fd 59259R4E1 New York Metropolitan Trans Auth 5.00%
                                                                                        11/15/2022
Excelsior Tax-Exempt Fds Excelsior New York Intermediate-Term Tax-Exempt Fd 745235ZS3 Puerto Rico Public Bldgs Auth 6.25%
                                                                                         7/1/2023
Excelsior Tax-Exempt Fds Excelsior New York Intermediate-Term Tax-Exempt Fd 64966GS37 New York City General Obligation 5.00%
                                                                                         2/1/2023
Excelsior Tax-Exempt Fds Excelsior New York Intermediate-Term Tax-Exempt Fd 59259R5Q3 Metropolitan Transportation Authority 5.00%
                                                                                         11/15/2030
Excelsior Tax-Exempt Fds Excelsior New York Intermediate-Term Tax-Exempt Fd 650014MP5 New York State Thruway Authority 5.00%
                                                                                         4/1/2021
Excelsior Tax-Exempt Fds Excelsior New York Intermediate-Term Tax-Exempt Fd 89602NMM3 Triborough Bridge & Tunnel Authority 5.00%
                                                                                         11/15/2021

                                                            FACE VALUE
                        NOTE/                               BOND/ # OF    SHARE     AMOUNT
                        BOND/   PURCHASE                      SHARES      PRICE    PAID BY
        TRUST          EQUITY     DATE      SELLING BROKER   PURCHASED    /PAR       FUND     FYE
---------------------  ------  ----------  ---------------  ----------  --------  ---------  ----
Excelsior Tax-Exempt Fds
                        Bond    10/24/2007  Bear Stearns      2,000,000   96.5810  1,931,620  9/30
Excelsior Tax-Exempt FdsBond     12/7/2007  Lehman Brothers   3,000,000  110.3330  3,309,990  9/30
Excelsior Tax-Exempt Funds
                       Bond     12/6/2007  Citigroup         1,500,000  105.2710  1,579,065  9/30
Excelsior Tax-Exempt Funds
                       Bond     12/7/2007  Lehman Brothers   3,000,000  114.9120  3,447,360  9/30
Excelsior Tax-Exempt Funds
                       Bond     2/13/2008  Loop Capital      2,000,000   105.438  2,108,760  9/30
Excelsior Tax-Exempt Funds
                       Bond     2/13/2008  JPMorgan          1,000,000   108.798  1,087,980  9/30
Excelsior Tax-Exempt Funds
                       Bond      3/5/2008  Goldman Sachs     1,000,000  101.9740  1,019,740  9/30
Excelsior Tax-Exempt Funds
                       Bond     3/14/2008  Lehman Brothers   2,000,000  105.3590  2,107,180  9/30